EXHIBIT 10.25

Amendment No. 3
Pfizer Inc Deferred Compensation Plan
(Amended and Restated, effective January 1, 2008)

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(New material underlined; deletions crossed out)

1.Section 5.15 shall be amended to read as follows:

5.15 Permitted Delays. Notwithstanding the foregoing, any payment to a Participant under the Plan may be delayed upon the Committee's reasonable anticipation ~~of one or more of the following events: (a) The Company's deduction with respect to such payment would be eliminated by application of Code section 162(m); or (b) The~~ that the making of the payment would violate Federal securities laws or other applicable law; provided, that (i) the Company treats any such delays to similarly situated Participants on a reasonably consistent basis, (ii) no election may be provided to a Participant with respect to the timing of such delayed payment, and (iii) any payment delayed pursuant to this Section 5.15 shall otherwise be paid in accordance with Section 409A.

2.Nothing in this amendment shall be deemed to modify or affect any (i) compensation that is grandfathered, or any grandfathered amounts, for purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”), or (ii) grandfathered benefits or amounts under Section 409A of the Code.

3.To the extent required by the preamble to the 2019 Proposed Regulations under Section 162(m) of the Code (REG-122180-18, 84 Fed. Reg. 70356, 70369 (Dec. 20, 2019)), the Company shall cause the payment of previously deferred amounts that would have been required to be paid prior to December 31, 2020 to be made no later than December 31, 2020.

4.Any one or more of the officers of the Company be, and hereby is, authorized, empowered and directed to take all such further action, to execute and deliver all such further agreements, instruments, deeds of trust, and other documents, in the name and on behalf of the Company, including, without limitation, powers of attorney on behalf of the Company, and adoption of plan documents reflecting the foregoing and other general matters to ensure the Plan’s compliance with law, which shall in their judgment be necessary, proper or advisable.